Exhibit 99.1

VeriSign Receives Anticipated Letter from Nasdaq

MOUNTAIN VIEW, CA, March 9, 2007 – VeriSign, Inc. (Nasdaq: VRSN) announced today that it received a Nasdaq Staff Determination letter from The Nasdaq Stock Market on March 5, 2007 stating that VeriSign is not in compliance with the filing requirements under Nasdaq Marketplace Rule 4310(c)(14) due to the delay in filing of its Form 10-K for the fiscal year ended December 31, 2006 (“2006 10-K”). As previously announced on March 1, 2007, the Nasdaq Listing and Hearings Review Council (“Listing Council”) notified the Company that the Listing Council has stayed any future determinations to suspend the Company’s securities from trading until the Nasdaq review process has been completed. The Listing Council’s decision to stay any future determinations to suspend the Company’s securities from trading until the review process has been completed also applies to the Company’s failure to timely file its 2006 10-K. If the Listing Council determines it is appropriate, it may grant the Company additional time to regain compliance with Nasdaq’s filing requirement, until the earlier of 60 days from the date of its decision or 180 days from the date of the Panel’s decision. The Listing Council has not issued a decision in this matter as of the date of this announcement.

VeriSign has previously announced that it must restate its historical financial statements for the years 2002-2005 and for the first quarter of 2006 to record additional non-cash, stock-based compensation expense in connection with the review of historical stock option grant practices conducted by an ad hoc group of independent directors. On January 31, 2007, the Company announced that the ad hoc group of independent directors had substantially completed its review of VeriSign’s historical stock option grants. On March 1, 2007, VeriSign filed a notice with the SEC disclosing that it would be unable to timely file its 2006 10-K because it had not completed the audit of its restatement, that it intends to file the 2006 10-K as promptly as practicable after completion of the restatement audit, and that it does not expect that such filing will be made by March 16, 2007, the extended deadline.

About VeriSign

VeriSign, Inc. (NASDAQ: VRSN), operates intelligent infrastructure services that enable and protect billions of interactions every day across the world’s voice and data networks. Additional news and information about the company is available at www.verisign.com.

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Contacts

Media Relations: Lisa Malloy, emalloy@verisign.com, 202-270-7600

Investor Relations: Nancy Fazioli, ir@verisign.com, (650) 426-5146

Trademarks

VeriSign and other trademarks, service marks and logos are registered or unregistered marks of VeriSign, Inc. and its subsidiaries in the United States and in foreign countries.

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Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties that could cause VeriSign’s actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the fact that the Securities and Exchange Commission (SEC) inquiry relating to the Company’s historical stock option grants and practices is ongoing, that the SEC inquiry may require further adjustments to the Company’s financial statements and that VeriSign cannot predict with certainty when it may be able to file any future SEC reports; the risk that proper accounting of any adjustments to the Company’s financial statements resulting from the review by the ad hoc group of independent directors of VeriSign’s historical stock option granting practices and the SEC inquiry as finally determined by the Board, KPMG LLP and/or the SEC may differ from the accounting treatment upon which the assumptions and forward looking statements in this announcement are based; uncertainty regarding the tax treatment of any adjustments to the Company’s financial statements as a result of the independent review and SEC inquiry; uncertainty that the Nasdaq Listing and Hearings Review Council will grant a favorable decision regarding a possible delisting of the Company’s common stock, and, if an unfavorable decision is rendered, VeriSign’s common stock will no longer continue to remain listed on the Nasdaq Global Market; the risk that the matters described in this press release could divert management’s attention from operations; and the fact that expenses arising from the independent review and SEC inquiry, the restatement, related litigation and other associated activities are expected to be significant.

More information about potential factors that could affect the Company’s business and financial results is included in VeriSign’s filings with the Securities and Exchange Commission, including in the company’s Annual Report on Form 10-K for the year ended December 31, 2005 and quarterly reports on Form 10-Q. VeriSign undertakes no obligation to update any of the forward-looking statements after the date of this press release.